Exhibit 5

[Conner & Winters, LLP Letterhead]

May 18, 2011

Unit Corporation

7130 South Lewis

Suite 1000

Tulsa, Oklahoma 74136

Re:	Unit Corporation

Gentlemen:

We have acted as counsel for Unit Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-173884) (the “Registration Statement”), including the prospectus constituting a part thereof, dated May 3, 2011, and the prospectus supplement, dated May 11, 2011 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of $250,000,000 aggregate principal amount of the Company’s 6 5/8% Senior Subordinated Notes due 2021 (the “Notes”) in the manner set forth in the Registration Statement and the Prospectus. The Notes are guaranteed (the “Guarantees”) by Unit Drilling Company, an Oklahoma corporation, Unit Petroleum Company, an Oklahoma corporation, Superior Pipeline Company, L.L.C., an Oklahoma limited liability company, Unit Texas Drilling, L.L.C., an Oklahoma limited liability company, Unit Drilling USA Colombia, L.L.C., a Delaware limited liability company, Unit Drilling Colombia, L.L.C., a Delaware limited liability company, Unit Texas Company, an Oklahoma corporation, Superior Pipeline Texas, L.L.C., an Oklahoma limited liability company, Superior Appalachian Pipeline, L.L.C., an Oklahoma limited liability company, Unit Drilling and Exploration Company, a Delaware corporation, Petroleum Supply Company, an Oklahoma corporation, and Preston County Gas Gathering, L.L.C., a Delaware limited liability company (collectively, the “Guarantors”) and have been issued under an Indenture dated as of May 18, 2011 (the “Indenture”), between the Company and Wilmington Trust FSB (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of May 18, 2011, among the Company, the Guarantors and the Trustee, establishing the terms and providing for the issuance of the Notes (the “Supplemental Indenture”).

As counsel to the Company in connection with the issuance and sale of the Notes, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture and the Supplemental Indenture; (iii) the Notes and the Guarantees; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of the State of Delaware and that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indenture and the Registration Statement. We have also assumed that the choice of New York law to govern the Indenture is a valid and legal provision. We have also assumed that the execution and delivery by the Company of the Indenture and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject.

Our opinions set forth herein are limited to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Prospectus and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein:

1. The Notes, when delivered by the Company in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

2. The Guarantees, when delivered by the respective Guarantors in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

We express no opinion as to the validity, binding effect or enforceability of any provision of the Notes or the Guarantees which purport to: (i) give the right of specific performance; (ii)

alter rules of civil procedure or evidence; (iii) waive defenses, rights, notices, remedies and/or demands absent a showing of clear intent and knowing waiver or to the extent such rights are not waivable under statute or pursuant to public policy; (iv) create and govern a trustee or creditor in possession status; (v) create indemnities or exculpate a party from liability for its own willful misconduct or gross negligence or where such indemnification or exculpation is contrary to public policy or prohibited by law; (vi) authorize the secured party to take discretionary independent action for the account of or as an agent or attorney-in-fact for the debtor; (vii) limit or expand the rights of setoff; (viii) prevent the modification of written documents by oral agreements; (ix) limit jurisdiction of the courts, establish any exclusive venue, purport to waive jury trial, or establish evidentiary standards; (x) provide for the appointment of a receiver without notice; (xi) provide for recovery of attorneys’ fees or other expenses of enforcement; (xii) grant a proxy or other voting rights or appoint an attorney-in-fact for various purposes; (xiii) provide for additional interest after default or any other provision imposing charges, fees or other amounts not reasonably related to the costs incurred by the payee and which in any such case are held to be a penalty or forfeiture (including, without limitation, any prepayment penalties or premium); or (xiv) provide for severability of contractual provisions.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. The effective date of this opinion is the date first set forth above, and we do not undertake to advise you of any matter brought to our attention thereafter which would or may modify, in whole or in part, any or all of the foregoing.

Yours very truly,

CONNER & WINTERS, LLP

/s/ Conner & Winters, LLP